 Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information – Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated October 30, 2026, and each included in this Post-Effective Amendment No. 147 to the Registration Statement (Form N-1A, File No. 2-11023) of AB Relative Value Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 28, 2026, with respect to the financial statements and financial highlights of AB Relative Value Fund, Inc. included in the Annual Report to Shareholders (Form N-CSR) for the period ended June 30, 2026, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
October 28, 2026